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                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-45397, 333-52941, 333-58401) and in the
Registration Statements on Form S-8 (Nos. 333-22197, 333-62389) of Acacia Research Corporation of our report dated March 26, 1999 appearing on page F-1 of this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 26, 1999